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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

As independent auditors, we hereby consent to the use of our report dated February 19, 1999, on our audit of the financial statements of Mid-Atlantic Telcom Plus, LLC as of December 31, 1997 and 1998, and for the years then ended, and to our report dated April 4, 1997, on our audit of the consolidated and combined financial statements of Mid-Atlantic Cable Companies as of December 31, 1996, and for the year ended (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 of OnePoint Communications Corp.

                                                /s/ Beers & Cutler PLLC

                                                    BEERS & CUTLER PLLC


Washington, DC
August 4, 1999